 Exhibit 10.1

REAL ESTATE PURCHASE CONTRACT AND RECEIPT FOR DEPOSIT

THIS IS MORE THAN A RECEIPT FOR MONEY, IT IS INTENDED TO BE A LEGALLY BINDING CONTRACT, READ IT CAREFULLY, CALIFORNIA ASSOCIATION OF REALTORS STANDARD FORM

FRESNO	, California,	JULY 11,	, 2017.

Received from HPC ACQUISITIONS INC (thereafter called “Buyer”), the sum of FIVE THOUSAND AND 00/100 Dollars ($ 5,000.00) evidenced by ☐ cash, ☑ cashier’s check, ☐ personal check, or ☐ payable to M & G FARMS INC., to be held uncashed until acceptance of this offer, as deposit on the account of the total purchase price of EIGHT HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($ 850,000,00 ) for purchase of property situated in V1SALIA , County of TULARE, California, described as follows: 35586 ROAD 180 VISALIA, CALIFORNIA 93292, APN 053-160-008; 053-160-011; TULARE COUNTY

1.        Buyer will deposit in escrow with CHICAGO TITLE COMPANY the balance of purchase price as follows:

(a) $45,000,00 on or before 10 days of signature of the agreement as a refundable deposit.

(b) $375,000,00 Additional funds payable on close of escrow. The balance of $425,000,00 to be evidence by a Promissory Note Secured by First Deed of Trust on Real Estate sold, payable interest only per month or more all due and payable at the end of 18 months from close of escrow. The Note to bear interest at six (6%) percent per annum until paid in full.

See attachment for additional terms.

As additional collateral to secure the Promissory Note a UCC-1 shall be in favor of Seller which shall secure all fixtures, equipment and other tangible and intangible assets sold to Buyer.

Set forth above any terms and conditions of a factual nature applicable to this sale, such financing, prior sale of other property, the matter of structural pest control inspection, repairs and personal property to be included in the sale.

2.        Deposit will ☐ will not   ☒   be increased by $_____ to $______ within ____ days of acceptance of this offer.

3.        Buyer does ☐ does not   ☒   intend to occupy subject property as his residence.

4.        The following supplements are incorporated as part of this agreement:

Other
☐	Structural Pest Control Certification Agreement	☐	Occupancy Agreement	☐
☐	Special Studies Zone Disclosure	☐	VA Amendment	☐
☐	Flood Insurance Disclosure	☐	FHA Amendment	☐

5.        Buyer and Seller shall deliver signed instructions to the escrow holder within 10 days form Seller’s acceptance which shall provide for closing within 75 days from Seller’s acceptance. Escrow fees to be paid as follows: (1/2) HALF BUYER AND SELLER

6.        Buyer and Seller acknowledge receipt of a copy of this page, which constitutes Page 1 of 2 Pages.

HPC Acquisition Inc	M & G Farms Inc.

Buyer	/s/ David Selakovic	Seller	/s/ Rafael Macias

Buyer		Seller

REAL ESTATE PURCHASE CONTRACT AND RECEIPT FOR DEPOSIT

The following terms and conditions are hereby incorporated in and made a part of Buyer's Offer

7.          Title is to be free of liens, encumbrances, easements, restrictions, rights and conditions of record or known to Seller, other than the following: (l) Current property taxes, (b) covenants, conditions, restrictions, and public utility casements of record, if any, provided the same do not adversely affect the conditioned use of the property for the purposes for which it is presently being used, unless reasonably disapproved by Buyer in writing within 10 days of receipt of a current preliminary title report furnished at BUYER expense, and (c) ______ Seller shall furnish Buyer at BUYERS expense a standard California Land Title Association policy issued by CHICAGO TITLE Company, showing title vested in Buyer subject only to the above. If Seller is unwilling or unable to eliminate any title matter disapproved by Buyer as above, Seller may terminate this agreement. If Seller fails to deliver title as above, Buyer may terminate this agreement; in either case, the deposit shall be returned to Buyer.

8.          Property taxes, premiums on insurance acceptable to Buyer, rents, interest, and shall be pro-rated as of (a) the date of recordation of deed; or (b) N/A . Any bond or assessment which is a lien shall be paid by SELLER . Transfer taxes, if any, shall be paid by BUYER.

9.          Possession shall be delivered to Buyer (a) on close of escrow, or (b) not later than N/A days after close of escrow or (c) __________________________________________________________________________________________

10.          Unless otherwise designated in the escrow instructions of Buyer, title shall vest as follows: HPC ACQUISITIONS INC on Assignee (The manner of taking title may have significant legal and tax consequences. Therefore, give this matter serious consideration.)

11.          If Broker is a participant of a Board multiple listing service (“MLS”), the Broker is authorized to report the sale, its price, terms, and financing for the information, publication, dissemination, and use of the authorized Board members.

12.          If Buyer fails to complete said purchases as herein provided by reason of any default of Buyer, Seller shall be released from his obligation to sell the property to Buyer and may proceed against Buyer uponany claim or remedy which he may have in law or equity; provided, however, that by placing their initials here Buyer: ( ) Seller: ( ) agree that Seller shall retain the deposit as his liquidated damages. If the described property is a dwelling with no more than four units, one of which the Buyer intends to occupy as his residence, Seller shall retain as liquidated damages the deposit actually paid, or an amount therefrom, not more than 3% of the purchase price an promptly return any excess to Buyer.

13.          If the only controversy or claim between the parties arises out of or relates to the disposition of the Buyer’s deposit, such controversy or claim shall at the election of the parties be decided by arbitration. Such arbitration shall be determined in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator (s) may be entered in any court having jurisdiction thereof. The provisions of Code of Civil Procedure Section 1283.05 shall be acceptable to such arbitration.

14.          In any action or proceeding arising out of this agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

15.          Time is of the essence. All modification or extensions shall be in writing signed by the parties.

16.          This constitutes an offer to purchase the described property. Unless acceptance is signed by Seller and the signed copy delivered to Buyer, in person or by mail to the address below, within 7 days, this offer shall be deemed revoked an the deposit shall be returned. Buyer acknowledges receipt of a copy hereof.

HPC Acquisition Inc

Real Estate Broker	N/A	Buyer	/s/ David Selakovic
By		Buyer
Address		Address
Telephone		Telephone

ACCEPTANCE

The undersigned Seller accepts and agrees to sell the property on the above terms and conditions. Seller has employed N/A as Broker (s) and agrees to pay for services the sum of N/A ($ _____) payable as follows: (a) On recordation of the deed or other evidence of title, or (b) if completion of sale is prevented by default of Seller, upon Seller’s default or (c) if completion of sale is prevented by default or Buyer, only if and when Seller collects damages from Buyer, by suit or otherwise and then in an amount not less than one-half of the damages recovered, but not to exceed the above fee, after first deducting title escrow expenses an the expenses an the expenses of collection, if any. In any action between Broker and Seller arising out of this agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs. The undersigned acknowledges receipt of a copy and authorizes Broker (s) to deliver a signed copy to Buyer.

M & G Farms Inc.

Dated	Telephone	Seller	/s/ Rafael Macias
Address		Seller
Broker (s) agree to the foregoing.	Broker	Broker
Dated	By	Dated	By

REAL ESTATE PURCHASE CONTRACT AND RECEIPT FOR DEPOSIT

ATTACHMENT

The following terms are additions to Paragraph 1 and are hereby incorporated in and made a part of Buyer’s Offer

(c)  The sale is to include the assets owned by M&G Packing, Inc., which includes all fixtures, equipment, and Other tangible and intangible assets, which includes packing line equipment, inventory items 1 through 91 set forth in the inventory schedules approved by Buyer and Seller.

(d)  The Real Estate and equipment is to be free and clear of all liens and encumbrances and is sold “as is”.

(e)  The Buyer does not assume any debts or current liabilities of the Seller unless specifically included in the purchase agreement.

(f)  The Sale is contingent upon Seller exercising and closing Sellers option to purchase the Real Estate being sold and on Buyer obtaining acceptable financing within sixty (60) days of signature of the agreement and obtaining two (21) years of Audited Financial Statement of M&G Packing, Inc. At Buyers cost. The audited Financial Statement to be completed and approved by Buyer within seventy five (75) days of signature of the agreement.

(g)  M&G Farms, Inc., agrees to continue to contract their Crops to Buyer for a period of one (1) year, After said one (1) year M&G Farms, Inc., shall act in good faith to negotiate a reasonable extension of the one (1) year contract to provide its Crop to Buyer.

(h)  M&G Farms, Inc., agrees not to compete with Buyer for a period of five (5) years and will agree to customary non-compete clauses. Within a reasonable geographic area.

(i)  Buyer shall have the option to pay the purchase price in full on close of escrow, The price shall be reduced to Eight Hundred Thousand and 00/100 ($800,000.001 if paid in full on close of escrow.